SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 24, 2001
                        (Date of earliest event reported)

                         iBEAM BROADCASTING CORPORATION
             (Exact name of Registrant as specified in its Charter)

   Delaware                      000-37258                    94-3296895

(State or other            (Commission File No.)    (IRS Employer Identification
 jurisdiction of                                                  No.)
 incorporation or
   organization)

645 Almanor Avenue, Suite 100
      Sunnyvale, CA                                                 94085

-----------------------------                                     ----------
  (Address of principal                                           (Zip Code)
    executive offices)

                                 (408) 523-1600

                                 --------------
              (Registrant's telephone number, including area code)

                         -------------------------------

         (Former name or former address, if changed since last report.)

Item 1(b). Changes in Control of Registrant.

      See "Item 5. Other Events" below.

Item 5. Other Events.

Stock Purchase and Related Agreements

      On June 24, 2001, iBEAM Broadcasting Corporation, a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Williams Communications, LLC, a Delaware limited liability company ("Williams"), Allen & Company Incorporated, a New York corporation ("Allen & Co.") and Lunn iBEAM, LLC, an Illinois limited liability company ("Lunn").

      Pursuant to the terms of the Stock Purchase Agreement, Williams, Allen & Co. and Lunn will acquire Series A preferred stock of the Company initially convertible into 240,093,900 shares, or approximately 65% after the investment, of iBEAM's outstanding common stock for aggregate proceeds to the Company of $40 million (the "Transaction"). iBEAM currently has outstanding approximately 127,400,000 shares of common stock. Under the terms of this investment, Williams will purchase 1,800,704 shares of Series A preferred stock for $20 million in cash and $10 million in in-kind services. In addition, Allen & Co. will purchase 480,188 shares of Series A preferred stock for $8 million in cash, and Lunn will purchase 120,047 shares of Series A preferred stock for $2 million in cash. Under the terms of proposed Certificate of Designations (the "Certificate"), the Series A preferred stock will bear cumulative dividends at the rate of 10% per annum. In addition, Williams will have the right to elect four directors to the Company's Board of Directors, which will be expanded to nine directors. The Series A preferred stock will vote with the common stock and not as a separate class, except that under certain circumstances two-thirds of the Series A preferred stock must consent to certain actions taken by the Company. Upon the closing of the Transaction, each share of Series A preferred stock will have the number of votes equal to the number of shares of common stock then issuable upon conversion of such shares of Series A preferred stock. The Series A preferred stock will be subject to mandatory redemption by the Company in ten years following initial issuance and to redemption at the option of the Company no sooner than five years following initial issuance. The other rights and preferences of the Series A preferred stock will be as set forth in the Certificate. The Transaction is subject to certain closing conditions as described below under "Risk Factors."

      Under Nasdaq rules, shareholder approval is normally required for investments similar to the Transaction. However, iBEAM has requested from Nasdaq an exception to this shareholder approval requirement pursuant to Nasdaq Marketplace Rule 4350(i)(2). iBEAM's Audit Committee has unanimously made a determination that an immediate sale of equity is necessary to preserve the financial viability of iBEAM's enterprise and has expressly approved iBEAM's reliance on this exception to the shareholder approval requirement.

      The Stock Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

      On June 25, 2001, the Company issued a press release related to the Stock Purchase Agreement. The press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Risk Factors

      The following are risk factors and warnings you should consider before making an investment decision in the Company's stock. The risks described below are not the only risks the Company faces. Additional risks are listed in the Company's Form 10-Q for the quarter ended March 31, 2001, and there may be additional risks that we do not yet know of or that we currently think are immaterial which may also impair our business operations. If any of the following risks actually occurs, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The consummation of the transaction with Williams, Allen & Co. and Lunn is subject to certain conditions, and if the conditions are not met or waived, we will be unable to close the Transaction.

      Williams', Allen & Co.'s and Lunn's obligations to consummate the Transaction with the Company are subject to a number of conditions, including
(a) that there is no material adverse change in the condition of the Company,
(b) that the related commercial agreements and other documents are entered into,
(c) that the Company's representations and warranties (with specified exceptions) are true and correct in all material respects as of the closing, (d) that the Company has complied in all material respects with its covenants and obtain the necessary consents, (e) that the Company has obtained the necessary consents to grant certain registration rights to the investors, and (f) that the Company has received a waiver from the Nasdaq shareholder approval requirements. The Company's obligation to consummate the Transaction is also subject to a number of conditions, including (a) that investors' representations and warranties are true and correct in all material respects as of the closing, (b) that the investors have complied in all material respects with their covenants, and (c) that the related commercial transactions and other documents are entered into.

      If the closing conditions set forth in the agreement are not met or waived, we will be unable to close the Transaction, which would have a serious adverse effect on our ability to continue as a going concern.

We will need additional capital to fully fund our business model, which may not be available at acceptable terms, if at all.

      We have suffered recurring losses from operations. We have a net capital deficiency that raises substantial doubt about our ability to continue as a going concern. At our current level of operations and rate of negative cash flow, management anticipates that our cash and cash equivalents will only be adequate to satisfy the Company's operating loss and capital expenditure requirements through early to mid-July 2001. On June 24, 2001, we entered into the Stock Purchase Agreement with Williams, Allen & Co. and Lunn, under which we are to receive an aggregate of $30 million in cash, plus an in-kind contribution of services valued at $10 million, less investment banking and other professional fees in connection with the Transaction, in exchange for preferred stock of the Company. If we are unable to close the Transaction, we may be forced to cease operations in the near future.

      Management expects operating losses and negative cash flows to continue for the foreseeable future and anticipates that losses will continue because of costs and expenses related to brand development, marketing and other promotional activities, expansion of product offerings, and development of relationships with other businesses. Even if we are able to raise financing in the short term, our failure to generate sufficient revenues, raise additional capital or reduce discretionary spending over the long term could have a material adverse effect on our ability to continue as a going concern and to achieve our intended business objectives.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

       (a)  Financial Statements of Business Acquired - Not applicable.

       (b)  Pro Forma Financial Information - Not applicable.

       (c)  Exhibits

            The following exhibits are filed herewith:

            99.1 Stock Purchase Agreement by and among the Company, Williams Communications, LLC, Allen & Company Incorporated and Lunn iBEAM, LLC dated June 24, 2001.

            99.2   Press Release, dated June 25, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      BEAM BROADCASTING CORPORATION


                                     By: /s/ Geoff Ribar
                                         ---------------
                                     Geoff Ribar
                                     Vice President and Chief Financial Officer

Date: June 26, 2001